Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form F-1 on Form F-3 of SciSparc Ltd. of our report dated April 28, 2022 relating to the financial statements, which appears in SciSparc Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 28, 2022	Kost Forer Gabbay & Kasierer
A member firm of Ernst & Young Global